               SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The summary unaudited pro forma consolidated financial information for the fiscal year ended December 31, 2000, the nine months ended September 30, 2001 and the twelve months ended September 30, 2001, have been derived from the pro forma consolidated financial data included in Exhibit 99.2. The summary unaudited pro forma condensed consolidated statement of operations information presented herein gives pro forma effect to the Acquisitions, the Financings, the February 2001 Heartland equity investment and the Textron Leasing Transaction as if they had occurred on December 26, 1999. The summary pro forma condensed consolidated balance sheet data at September 30, 2001 gives pro forma effect to the TAC-Trim acquisition, the Financings and the Textron Leasing Transaction as if they had occurred on September 30, 2001. The Becker acquisition, the Joan acquisition and the February 2001 Heartland equity investment are already reflected in the Company's September 30, 2001 balance sheet.

     Within the summary unaudited pro forma consolidated financial data, the Company has included presentations of Pro Forma EBITDA, as defined in note 1, and Adjusted EBITDA, as defined in note 2. Adjusted EBITDA includes expected cost savings that C&A believes it can achieve within 12 months of closing. C&A believes the inclusion of supplementary adjustments to the unaudited pro forma condensed consolidated statements of operations applied in presenting Pro Forma EBITDA, as defined, and Adjusted EBITDA is appropriate to reflect its ongoing operations following the Acquisitions and the Financings. However, such supplementary adjustments are not in accordance with regulations published by the SEC which apply to registration statements filed under the Securities Act. Accordingly, the SEC may require that Pro Forma EBITDA, as defined, and Adjusted EBITDA, as defined, be presented differently in filings made with the SEC than as presented in this Exhibit 99.3.

     EBITDA-related information is presented in this manner because the Company believes it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. The methodology for calculating Pro Forma EBITDA, as defined differs from that in C&A's prior SEC filings. EBITDA-related information should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles. Because EBITDA-related information is not calculated identically by all companies, the presentation in this Exhibit 99.3 may not be comparable to those disclosed by other companies.

     The data set forth below should be read in conjunction with the historical consolidated financial statements and related notes for C&A, Becker, Joan and TAC-Trim and the information contained in Exhibit 99.2. The pro forma consolidated financial data presented herein is not necessarily indicative of results that C&A would have achieved had the Acquisitions, the Financings, the February 2001 Heartland equity investment and the Textron Leasing Transaction been consummated as of the dates indicated, or that we may achieve in the future.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA




                                                                          FISCAL YEAR ENDED  NINE MONTHS ENDED TWELVE MONTHS ENDED
                                                                          DECEMBER 31, 2000 SEPTEMBER 30, 2001 SEPTEMBER 30, 2001
                                                                          ----------------- ------------------ -------------------
                                                                                           (DOLLARS IN MILLIONS)
PRO FORMA STATEMENT OF OPERATIONS
 DATA:
Net sales ................................................................    $  4,030.4         $  2,653.0          $   3,561.1
Cost of goods sold .......................................................       3,440.6            2,291.2              3,088.4
                                                                              ----------         ----------          -----------
Gross profit .............................................................         589.8              361.8                472.7
Selling, general and administrative ......................................         274.1              191.3                264.8
Restructuring charges (credit) ...........................................          21.7               20.6                 46.3
                                                                              ----------         ----------          -----------
Operating income .........................................................         294.0              149.9                161.6
Income (loss) from continuing
 operations ..............................................................           1.2              (49.7)               (95.4)
OTHER PRO FORMA FINANCIAL DATA:
Depreciation and amortization ............................................    $    167.6         $    110.9          $     173.5
Pro Forma EBITDA, as defined (1) .........................................         468.0              291.5                374.7
Adjusted EBITDA (2) ......................................................                                                 410.8
Cash interest expense (3) ....................................................................................             129.2
Capital expenditures .........................................................................................             117.8
Ratio of Pro Forma EBITDA, as defined, to pro forma cash interest expense ....................................              2.9x
Ratio of pro forma total debt to Pro Forma EBITDA, as defined (4) ............................................              3.5x
Ratio of Adjusted EBITDA to pro forma cash interest expense ..................................................              3.2x
Ratio of pro forma total debt to Adjusted EBITDA (4) .........................................................              3.2x

SELECTED PRO FORMA BALANCE SHEET DATA (AT SEPTEMBER 30, 2001):
Cash and cash equivalents ....................................................................................       $      28.9
Working capital ..............................................................................................             (72.9)
Total assets .................................................................................................           2,900.7
Total debt (4) ...............................................................................................           1,294.9
Products preferred stock (5) .................................................................................             146.8
Stockholders' equity (deficit) ...............................................................................             393.0


----------
(1) Pro Forma EBITDA is defined as pro forma operating income plus depreciation and amortization, further adjusted for unusual and/or non-cash items. Pro Forma EBITDA, as defined, is calculated as follows:



                                               FISCAL YEAR ENDED    NINE MONTHS ENDED   TWELVE MONTHS ENDED
                                               DECEMBER 31, 2000   SEPTEMBER 30, 2001   SEPTEMBER 30, 2001
                                              ------------------- -------------------- --------------------
                                                                      (IN MILLIONS)
     Pro forma operating income .............      $  294.0            $  149.9             $  161.6
     Depreciation expense ...................         118.0                95.9                125.9
     Amortization expense and goodwill
      impairment ............................          49.6 (a)            15.0                 47.6 (a)
     Restructuring charges (credit) .........          (5.3)(b)            20.6 (b)             19.3 (b)
     Unusual items and/or non-cash
      charges ...............................          11.7 (c)            10.1 (c)             20.3 (c)
                                                   --------            --------             --------
     Pro Forma EBITDA, as defined ...........     $   468.0            $  291.5             $  374.7
                                                  =========            ========             ========

     (a) Includes a $27.0 million goodwill impairment charge within the TAC-Trim restructuring charges taken in the fourth quarter of 2000.

     (b) Represents adjustments to eliminate restructuring charges (or credits) taken historically as follows: (i) a $(4.0) million restructuring accrual reversal taken by Becker in the third quarter of 2000, (ii) a $(1.3) million restructuring accrual reversal taken by Becker in the fourth quarter of 2000, (iii) a $1.2 million restructuring charge taken by Becker in the first half of 2001, (iv) a $9.2 million restructuring charge taken by C&A in the first quarter of 2001, (v) a $9.6 million special charge taken by TAC-Trim in the first quarter of 2001, and (vi) a $0.6 million special charge taken by TAC-Trim in the third quarter of 2001.

     (c)  Unusual items and/or non-cash charges include the following:



                                       FISCAL YEAR ENDED    NINE MONTHS ENDED   TWELVE MONTHS ENDED
                                       DECEMBER 31, 2000   SEPTEMBER 30, 2001   SEPTEMBER 30, 2001
                                      ------------------- -------------------- --------------------
                                                              (IN MILLIONS)
     Unusual non-cash charges at
       Collins & Aikman for
       write-offs of obsolete and
       unrecoverable assets .........       $  6.8              $  6.2               $  13.0
     Other unusual charges at
       Collins & Aikman .............          3.0                 3.6                   6.6
     Non-cash loss on disposal of
       fixed assets .................          1.9                 0.3                   0.7
                                            ------              ------               -------
                                            $ 11.7              $ 10.1               $  20.3
                                            ======              ======               =======

(2) Adjusted EBITDA is Pro Forma EBITDA as defined above plus expected cost savings and operating improvements C&A has specifically identified and expects to realize primarily within one year following the Transactions. The expected cost savings and operating improvements are presented as if they were achieved at the start of the twelve-month period ended September 30, 2001. These adjustments are premised upon certain assumptions, such as expected cost savings that C&A anticipates are achievable through restructuring activities that have been initiated or will be initiated in the near term. While C&A believes the adjustments to derive Adjusted EBITDA are reasonable, there can be no assurance that future results will be reflective of such adjustments.



                                                                        TWELVE MONTHS ENDED
                                                                        SEPTEMBER 30, 2001
                                                                       --------------------
                                                                           (IN MILLIONS)
        Pro Forma EBITDA, as defined .................................      $  374.7
        Consolidation of manufacturing facilities ....................          17.3 (a)
        Elimination of duplicative product development costs .........           2.1 (b)
        Consolidation and elimination of sales force, selling
         expenses and redundant corporate office functions ...........          16.7 (c)
                                                                            --------
        Adjusted EBITDA ..............................................      $  410.8
                                                                            ========

     (a) C&A expects to generate approximately $17.3 million in annual cost savings from the rationalization of five plastics manufacturing facilities and through the transfer of the Joan fabric business from the seller's facilities to its existing facilities. These savings also include $5.9 million to result from actions taken by TAC-Trim during the fourth quarter of 2001. Plastics plant rationalization actions include closing the Roseville, Warren and Delaney facilities, as well as two other locations to be announced, and consolidating this production into other existing Michigan facilities. In conjunction with the relocation of production, C&A expects to realize benefits from better capacity utilization and lower labor costs. These savings exclude non-recurring expenses totalling an estimated $14.3 million (including $2.1 million in non-cash charges) relating to the transfer of production, and severance associated with the production and supervisory personnel. In addition, as part of the purchase agreement, TAC-Trim will incur and Textron has agreed to pay severance costs estimated at $1.0 million associated with this action in the fourth quarter of 2001. Approximately 278 net employees will be eliminated in connection with these programs. C&A began these programs in July 2001 and they will be completed within twelve months. C&A believes it can achieve these cost savings without otherwise affecting its cost base or impairing our sales as a result of available manufacturing capacity.


     (b) C&A expects to generate approximately $2.1 million in annual cost savings by eliminating duplicative product development costs incurred by it and by Joan on like products developed for the same customer and vehicle model. These activities are currently located at three facilities, which will be combined into one central operation. Approximately 10 salaried and 50 hourly positions will be eliminated in connection with these programs. C&A began these programs commensurate with the Joan acquisition and intends to complete them approximately six months thereafter. These savings exclude associated non-recurring expenses estimated to total $1.3 million. C&A believes it can achieve these cost savings without otherwise affecting its cost base or impairing its sales.


     (c) C&A expects to generate approximately $16.7 million in annual cost savings from the rationalization of sales forces that presently call on the same customer and vehicle programs and consolidating certain administrative processes, including certain information technology, accounting, order processing, operational support and other corporate activities. These savings include approximately $13.0 million in savings to result from actions taken by TAC-Trim in the fourth quarter of 2001. The remaining actions will begin upon completion of the Transactions and the Company intends to complete them approximately six months thereafter. Approximately 194 positions will be eliminated in connection with the consolidation plan. These savings exclude non-recurring expenses estimated to total $1.9 million. In addition, as part of the purchase agreement, TAC-Trim will incur, and Textron has agreed to pay, estimated severance costs of $3.0 million associated with this action in the fourth quarter of 2001. C&A believes it can achieve these cost savings without otherwise affecting its cost base or impairing its sales.

(3) Does not include losses on sales of receivables through our receivables facilities or any amortization of debt issuance costs.

(4)  Our total debt excludes our receivables facility.

(5) Represents $326.4 million in liquidation preference of Products Preferred Stock. Based upon an agreed value with Textron, the preferred stock is recorded at 45% of its initial liquidation preference. The difference between the initial recorded value and the liquidation preference will be accreted over the life of the preferred stock. The preferred stock bears dividends at rates of 11% and 12% per annum through July 2003, and bears dividends at rates of 15% and 16% per annum thereafter. A portion of these dividends are payable in cash and a portion may be accrued. The Products Preferred Stock is mandatorily redeemable in 2012. The terms of C&A's debt instruments are expected to place significant restrictions on C&A's ability to pay cash dividends. See the information under the heading "Products Preferred Stock" in the body of this Form 8-K above.